                                                                     EXHIBIT 4.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                            SERIES A PREFERRED STOCK

         WHX CS Corp.,  a corporation  organized and existing  under the General
Corporation Law of the State of Delaware (the "CORPORATION"),

         DOES HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors of the
Corporation   (the  "BOARD")  by  the  Certificate  of   Incorporation  of  said
Corporation,  and pursuant to the  provisions of Section  151(g) of the Delaware
General Corporation Law, the Board has duly determined that one thousand (1,000)
shares of  preferred  stock,  $0.01 par value  per  share,  shall be  designated
"Series A Preferred  Stock," and to that end the Board has adopted a  resolution
providing  for  the  designations,   preferences  and  relative,  participating,
optional or other rights, and the qualifications,  limitations and restrictions, of the Series A Preferred Stock, which resolution is as follows:

         RESOLVED,  that the Certificate of Designations,  Preferences and Other
Rights and  Qualifications  of Series A Preferred  Stock dated  October 25, 2005
(the "CERTIFICATE OF DESIGNATIONS")  be, and hereby is, authorized and approved, which Certificate of Designations  shall be filed with the Secretary of State of the State of Delaware in the form as follows:

         1. DESIGNATION AND AMOUNT. One thousand (1,000) shares of the preferred stock of the Corporation, $0.01 par value per share, shall constitute a class of preferred  stock  designated  as  "Series  A  Preferred  Stock"  (the  "SERIES A
PREFERRED  STOCK").  The relative  rights,  preferences  and  limitations of the
Series A Preferred Stock shall be in all respects identical, share for share, to the Common Stock of the Corporation, except as otherwise provided herein.

         2. DIVIDENDS.

            (a) The  holders  of  shares of Series A  Preferred  Stock  shall be entitled to receive,  out of assets of the  Corporation  legally  available  for payment,  an annual cash dividend at the rate of 6% of the Original  Issue Price
(as  hereinafter  defined) (or $306) per share of Series A Preferred  Stock (the
"PREFERRED  DIVIDENDS"),  payable  as  provided  in  Section  2(b)  hereof.  The
Preferred  Dividends shall accrue and compound  annually and shall be cumulative from the date of initial  issuance  of shares of Series A  Preferred  Stock (the
"SERIES A ISSUANCE Date"),  whether or not declared by the Board of Directors of the  Corporation  (the  "BOARD").  The amount of the Preferred  Dividends  shall accrue and be computed on the basis of the actual  number of days elapsed in any period.  The dividend rights of the holders of Series A Preferred Stock shall be senior in all  respects to the dividend  rights of all other  holders of capital stock now or hereafter outstanding of the Corporation.

            (b) The  Preferred  Dividends  shall be  payable in cash or in kind, whether or not declared by the Board, upon the effective date of the earliest of
(i) a Liquidation (as hereinafter defined) or (ii) a Disposition Transaction (as hereinafter defined) or (iii) a Redemption pursuant to Section 5.

            (c) The  Corporation may not declare or pay any dividend or make any distribution of assets on, or redeem,  purchase or otherwise acquire,  shares of capital  stock of the  Corporation  ranking pari passu or junior to the Series A
Preferred  Stock as to the payment of  dividends or the  distribution  of assets upon  liquidation,  dissolution  or winding  up,  unless all  accrued but unpaid
Preferred Dividends have been or are contemporaneously paid.

          3. RIGHTS ON LIQUIDATION, MERGER, SALE, ETC.

            (a) In  the  event  of any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation (each, a "LIQUIDATION"), the assets of the Corporation available for distribution to its stockholders,  whether from capital,  surplus or earnings,  shall be distributed  in the following  order of priority:

                (i) The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of
          Common Stock or any other class of the  Corporation's  capital  stock, whether now existing or hereafter created,  for each share of Series A
          Preferred  Stock held by such  holders,  an amount equal to the sum of
          (A) $5,100 (the  "ORIGINAL  ISSUE  PRICE"),  subject to  adjustment as provided  below,  plus (B) an amount  equal to all  accrued but unpaid
          Preferred Dividends on such share of Series A Preferred Stock (whether or not  declared by the Board) as of the date such  payment is made to the  holders  thereof.  If upon any  Liquidation,  the  assets  of the
          Corporation   available  for  distribution  to  its  stockholders  are
          insufficient  to pay the holders of Series A Preferred  Stock the full preference  amount to which they  shall be  entitled,  the  holders of
          Series A Preferred  Stock shall share pro rata in any  distribution of assets in accordance with their applicable full preference amounts.

                (ii)  After  distribution  of the  amounts  set forth in Section
          3(a)(i) hereof, the remaining assets of the Corporation  available for distribution,  if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding  shares of Common
          Stock.

            (b) For purposes of this Section 3, any of the  following  (each,  a
"DISPOSITION  TRANSACTION")  shall be treated as a Liquidation (unless otherwise determined  by the holders of at least a majority of the  outstanding  shares of
Series  A  Preferred  Stock,  voting  as a  separate  class):  (i) a  merger  or consolidation  of the Corporation  with or into any other Person (as hereinafter
defined)  (but  excluding  any  merger   effected  solely  for  the  purpose  of
reincorporating  into another  state) or the merger of any other Person into the
Corporation, in either case in which the stockholders of the Corporation receive distributions  in cash or  securities  of  another  Person  as a result  of such consolidation or merger,  or a sale of capital stock of the Corporation,  and in which the stockholders of the Corporation  immediately prior to such event hold, immediately after such event, less than a majority of the outstanding  shares of capital  stock  or a  majority  of the  outstanding  voting  power  of the  then outstanding  securities  ordinarily  (apart from rights  occurring under special circumstances)  having the right to vote in the  election  of  directors  of the surviving  or  successor  entity or its  parent,  or (ii) the direct or indirect sale,  lease,  exchange  or other  transfer of all or  substantially  all of the property  and assets of the  Corporation.  For purposes of this  Certificate  of this Certificate of Designatons, "PERSON" shall mean an individual, partnership, corporation,  limited liability  company,  business trust,  joint stock company, trust,  unincorporated  association,  joint venture,  governmental  authority or other entity of whatever nature.

            (c) Upon consummation of a Disposition Transaction,  the Corporation shall  pay or cause to be paid to the  holders  of Series A  Preferred  Stock an amount equal to the amount they would be entitled to receive pursuant to Section
3(a)  hereof  out  of any  and  all  assets  of the  Corporation  available  for distribution,  including but not limited to amounts paid to the  Corporation  in connection with such  Disposition  Transaction.  The amount payable  pursuant to this  Section  3(c)  shall be  payable  in full to the  holders  of the Series A
Preferred   Stock   immediately   following  the  closing  of  the   Disposition
Transaction,  notwithstanding  any  delay  in the  receipt  of  the  Disposition
Proceeds  or any part  thereof by virtue of any escrow  arrangement,  promissory note, deferred payment of proceeds or otherwise;  PROVIDED, HOWEVER, that in the event the Corporation does not have sufficient assets available for distribution to pay the  holders of Series A Preferred  Stock the entire  amount owed to them pursuant  to Section  3(a),  then the  Corporation  shall pay such  holders  the maximum amount  available to the Corporation for distribution at the time of the closing and the  remaining  amounts owed to such holders shall be payable by the
Corporation as soon as such funds become available for distribution.

4. VOTING RIGHTS.  (a) So long as any shares of Series A Preferred  Stock remain outstanding,  in addition to the rights  specified in Section  4(b) hereof,  the holders  of  shares  of  Series  A  Preferred  Stock  shall be  entitled  voting separately  as a class  (with no other  stockholders  voting),  to  approve  all matters  that  affect the  rights,  value,  or ranking of the Series A Preferred
Stock.

            (b) The  Corporation  shall  not,  so long as any shares of Series A
Preferred Stock remain outstanding,  without the affirmative consent or approval of the holders of a majority of the shares of the Series A Preferred  Stock then outstanding,  voting as a  separate  class,  given at a meeting  called for such purpose,  for which  notice  shall  have been  given to the  holders of Series A
Preferred Stock, or by written consent:

                (i) in any  manner  alter or change  the  designations,  powers,
            preferences  or  rights,  or  the  qualifications,   limitations  or
            restrictions of the Series A Preferred Stock;

                (ii) take any  action to  increase  or  decrease  the  number of authorized shares of any preferred stock of the Corporation;

                (iii) in any  manner  authorize,  create  or issue  any class or series of capital stock ranking,  in any respect including,  without limitation,  as to payment of dividends,  distribution  of assets or redemptions,  senior to or PARI PASSU  with the  Series A  Preferred
            Stock;  or  authorize,  create or issue  any  shares of any class or
            series  of  any  bonds,  debentures,   notes  or  other  obligations
            convertible  into or exchangeable  for, or having optional rights to purchase,  or any options,  warrants or other rights to acquire, any shares having any such preference or priority;

                (iv) set aside  assets for a sinking or other  similar  fund for the purchase,  redemption,  or retirement  of, or redeem,  purchase, retire,  or  otherwise  acquire any shares of the Common Stock or of any other capital stock of the Corporation, whether now or hereafter outstanding;

                (v) make or declare,  directly or  indirectly,  any dividend (in cash,  return of  capital,  or any other form of assets) on, or make any other payment or distribution on account of, the Common Stock or of any other capital stock of the Corporation  ranking junior to the
            Series A  Preferred  Stock as to the  payment  of  dividends  or the distribution of assets upon liquidation,  dissolution or winding up, whether now or hereafter outstanding;

                (vi)  take any  action  to amend,  modify,  alter or repeal  any provision of its Certificate of  Incorporation or By-laws that would in any way adversely affect the holders of Series A Preferred Stock;

                (vii)  reclassify the shares of Common Stock or any other shares or any class or series of capital stock hereafter  created junior to the Series A  Preferred  Stock into shares of any class or series of capital  stock (A)  ranking,  either  as to  payment  of  dividends, distribution of assets or redemptions,  senior to or PARI PASSU with the Series A Preferred  Stock, or (B) which in any manner  adversely affects the holders of Series A Preferred Stock;

                (viii) make or permit to remain  outstanding  any  investment in any Person,  except  investments  in (x) direct  obligations  of the
            United States of America or any agency thereof;  (y) certificates of deposit  issued by any commercial  bank operating  within the United
            States  of  America   having   capital  and  surplus  in  excess  of
            $500,000,000;   and  (z)  money  market  instruments  (or  interests
            therein)  or money  market fund units  purchased  through a national bank or securities brokerage firm registered with the SEC and SIPC;

                (ix) directly or indirectly, create, incur, assume, or permit to continue in existence,  any mortgage, deed of trust, lien, charge or encumbrance on, or security interest in, or pledge or deposit of, or conditional sale or other title retention agreement with respect to, any property or asset now owned or leased or  hereafter  acquired or leased by the Corporation or any subsidiary, except:

                     (A)  liens in  connection  with  indebtedness  or for which approval  of the  holders of the Series A  Preferred  Stock has been obtained;

                     (B) liens for taxes,  assessments and governmental charges, the payment of which is being  contested by the  Corporation in good faith by  appropriate  proceeds  promptly  instituted and diligently conducted  and  for  which  the  Corporation  has  established  such reserves  as shall be  required  by  generally  accepted  accounting principles and approved by the Corporation's auditors;

                     (C)  liens  in  connection   with  workers'   compensation,
            unemployment insurance or other social security obligations;

                     (D) statutory mechanic's, workmen's, materialmen's or other like  liens  arising  in the  ordinary  course  of  business  of the
            Corporation in respect of obligations which are not yet due or which are being contested in good faith with  appropriate  reserves having been established therefor;

                     (E)  other  liens or  encumbrances  upon the  assets of the
            Corporation  incidental  to  the  conduct  of  the  business  of the
            Corporation  or to the ownership of the  properties or assets of the
            Corporation,   which  were  not  incurred  in  connection  with  the
            borrowing  of money or the  obtaining  of  credit  and  which do not materially detract from the value of the properties or assets of the
            Corporation  or materially  adversely  affect the  operations of the
            Corporation;

                (x)  enter  into or  permit  any  subsidiary  to enter  into any transaction  with any of the  Corporation's  officers,  directors or employees  or any Person  directly or  indirectly  controlled  by or under common  control with the  Corporation  or any of its officers, directors  or  employees  (a  "RELATED  PARTY")  including,  without limitation,  any transaction  for the purchase,  sale or exchange of property or the rendering of any service to or by any Related Party, except  for  transactions  entered  into in the  ordinary  course to employees approved by the Board; and

                (xi) engage in any activity  other than  purchasing,  holding or
            selling   shares  of  CoSine   Communications,   Inc.,   a  Delaware
            Corporation;

5.   REDEMPTION.

            (a)  REDEMPTION.  Series A Preferred  Stock shall be redeemed by the
Corporation out of funds lawfully available therefor at a price (the "REDEMPTION
PRICE") equal to the Original  Issuance Price per share, plus an amount equal to all accrued but unpaid Preferred  Dividends thereon (whether or not declared) on the first  anniversary  of the Series A Issuance  Date, or at the sole option of the Board of  Directors,  on any earlier  date.  The  Redemption  Price shall be payable on the date of redemption.  Except as provided in the next sentence, the redemption  shall  be of  all  outstanding  Series  A  Preferred  Stock.  If the
Corporation  does not have sufficient  funds legally  available to redeem on any redemption date all Series A Preferred Stock and of any other class or series of stock to be redeemed on such redemption date, the Corporation shall redeem a pro rata  portion  of each  holder's  redeemable  shares of such  stock out of funds legally  available  therefor,  based  on  the  respective  amounts  which  would otherwise  be payable in respect  of the shares to be  redeemed  if the  legally available funds were sufficient to redeem all such shares,  and shall redeem the remaining  shares  to  have  been  redeemed  as soon as  practicable  after  the
Corporation  has  funds  legally  available  therefor.  At any time at which the
Corporation is obligated to redeem any shares hereunder and fails to redeem such shares  (whether as a result of legal  prohibition  or otherwise) the holders of majority of the then outstanding  Series A Preferred Stock shall  immediately be entitled, by written action and without need for notice of meeting, to elect and add to the Board of  Directors  such  number of  directors  as is  necessary  to constitute a majority of the board, which directors shall serve until all future redemption payments have been made.

            (b)  REDEMPTION  NOTICE.  Written  notice  of  the  redemption  (the
"REDEMPTION NOTICE") shall be mailed,  postage prepaid, to each holder of record of Series A  Preferred  Stock,  at its post  office  address  last  shown on the records of the Corporation,  or given by electronic  communication in compliance with the provisions of the General Corporation Law of the State of Delaware, not
less than 10 days prior to the redemption  date.  Each  Redemption  Notice shall state:

                (i) the number of shares of Series A Preferred Stock held by the holder that the  Corporation  shall  redeem on the  redemption  date specified in the Redemption Notice;

                (ii) the redemption date and the Redemption Price; and

                (iii) that the holder is to surrender to the Corporation, in the manner and at the place  designated,  his, her or its certificate or certificates  representing  the  Series  A  Preferred  Stock  to  be redeemed.

            (c) SURRENDER OF CERTIFICATES;  PAYMENT. On or before the redemption date, each holder of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation,  in the manner and at the place designated in the Redemption  Notice,  and thereupon the
Redemption  Price for such  shares  shall be  payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered  certificate  shall be canceled and retired.  In the event that less than all of the Series A Preferred  Stock  represented by a certificate are redeemed, a new certificate representing the unredeemed Series A Preferred Stock shall promptly be issued to such holder.

            (d) RIGHTS SUBSEQUENT TO REDEMPTION.  If the Redemption Notice shall have been duly given,  and if on the applicable  redemption  date the Redemption
Price payable upon  redemption of the Series A Preferred Stock to be redeemed on the  redemption  date is paid or  tendered  for  payment  or  deposited  with an independent payment agent so as to be available therefor,  then  notwithstanding that the  certificates  evidencing any of the Series A Preferred Stock so called for redemption shall not have been  surrendered,  dividends with respect to such shares of Series A Preferred  Stock shall cease to accrue  after the  redemption date and all  rights  with  respect to such  shares  shall  forthwith  after the redemption date  terminate,  except only the right of the holders to receive the
Redemption  Price  without  interest  upon  surrender  of their  certificate  or certificates therefor.

            (e) REDEEMED OR OTHERWISE  ACQUIRED  SHARES.  Any shares of Series A
Preferred  Stock that are redeemed or otherwise  acquired by the  Corporation or any of its  subsidiaries  shall be  automatically  and immediately  canceled and shall not be reissued,  sold or transferred.  Neither the Corporation nor any of its  subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

(6) WAIVER. Any right or privilege of the Series A Preferred Stock may be waived
(either  generally  or in a  particular  instance  and either  retroactively  or prospectively)  by the written  consent of the holders of at least a majority of the Series A  Preferred  Stock then  outstanding  and any such  waiver  shall be binding upon each holder of Series A Preferred Stock.

                            [SIGNATURE PAGE FOLLOWS]

        [SIGNATURE PAGE TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES
        AND OTHER RIGHTS AND QUALIFICATIONS OF SERIES A PREFERRED STOCK]

         IN WITNESS  WHEREOF,  the undersigned has executed this  Certificate of
Designations as of this 25th day of October, 2005.

                                       WHX CS CORP.

                                       By: /s/ Glen M. Kassan
                                           -------------------------------
                                           Name:  Glen M. Kassan
                                           Title: President